Exhibit 1.1

CONTRATO DE SOCIEDADE

Capítulo I

Denominação, duração, sede e objecto

Artigo 1.º

1.	A sociedade adopta a forma de sociedade anónima e a denominação EDP – Energias de Portugal, S.A. (abreviadamente, EDP).

2.	A sociedade dura por tempo indeterminado.

Artigo 2.º

1.	A sede social é em Lisboa, na Praça Marquês de Pombal, 12 e pode ser deslocada, dentro do concelho ou para concelho limítrofe, por simples deliberação do conselho de administração executivo.

2.	O conselho de administração executivo pode criar e encerrar, no território nacional ou fora dele, agências, delegações ou quaisquer outras formas de representação.

Artigo 3.º

1.	A EDP tem por objecto a promoção, dinamização e gestão, por forma directa ou indirecta, de empreendimentos e actividades na área do sector energético, tanto a nível nacional como internacional, com vista ao incremento e aperfeiçoamento do desempenho do conjunto das sociedades do seu grupo.

2.	A EDP, no desenvolvimento do seu objecto social, deverá, relativamente às sociedades do seu grupo:

a)	proceder à definição da estratégia global conjunta daquelas sociedades;

b)	coordenar a actuação das mesmas, em ordem a garantir o cumprimento das atribuições que em cada momento lhes estejam cometidas;

c)	assegurar a representação conjunta dos interesses comuns a todas elas;

d)	assegurar, globalmente, as funções comuns a todas elas, nomeadamente na área financeira, com vista à obtenção de sinergias de grupo.

3.	A sociedade pode igualmente adquirir participações como sócio de responsabilidade limitada em sociedades com objecto social diferente do seu, mesmo que reguladas por leis especiais, ou participar em agrupamentos complementares de empresas, agrupamentos europeus de interesse económico, consórcios ou outros quaisquer tipos de associação, temporária ou permanente.

4.	A sociedade pode prestar serviços e conceder suprimentos e outras formas de empréstimo às sociedades suas participadas, nos termos previstos na lei.

Capítulo II

Capital social, acções e obrigações

Artigo 4.º

1.	O capital social é de 3 656 537 715 (três mil seiscentos e cinquenta e seis milhões, quinhentos e trinta e sete mil setecentos e quinze) euros e encontra-se integralmente realizado.

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2.	O capital é representado por 3 656 537 715 acções, sendo 3 096 222 980 acções de categoria A, que são ordinárias e 560 314 735 acções de categoria B, com o valor nominal de 1 euro cada.

3.	As acções de categoria B são as acções a reprivatizar e têm como único privilégio a não sujeição dos accionistas que sejam seus titulares, ou que as representem, à limitação de voto prevista nos números 3 e seguintes do artigo 14.º, por referência às mesmas acções.

4.	A transmissão, através de processo de reprivatização, de acções de categoria B determinará a conversão das acções reprivatizadas em acções de categoria A, não carecendo tal conversão da aprovação dos respectivos titulares ou de deliberação de qualquer órgão da sociedade.

Artigo 5.º

1.	As acções são nominativas e assumem exclusivamente a forma escritural.

2.	A sociedade pode emitir acções preferenciais sem voto, remíveis ou não nos termos da lei.

3.	A sociedade pode adquirir, deter e alienar acções próprias, nos casos previstos na lei e dentro dos limites nela fixados.

Artigo 6.º

1.	A sociedade pode emitir obrigações ou outros valores mobiliários nos termos da legislação em vigor e, bem assim, efectuar sobre obrigações próprias ou outros valores mobiliários por ela emitidos as operações que forem legalmente permitidas.

2.	A emissão de obrigações ou de outros valores mobiliários pode ser deliberada pelo conselho de administração executivo que fixará o montante e as demais condições de emissão.

Artigo 7.º

Os acordos parassociais respeitantes à sociedade devem, nos trinta dias posteriores à sua celebração, ser comunicados, na íntegra, ao conselho de administração executivo e ao conselho geral e de supervisão, pelos accionistas que os tenham subscrito.

Capítulo III

Órgãos e corpos sociais

Secção I

Disposições gerais

Artigo 8.º

1.	São órgãos da sociedade:

a)	a assembleia geral;

b)	o conselho de administração executivo;

c)	o conselho geral e de supervisão;

d)	o revisor oficial de contas.

2.	A sociedade terá ainda um conselho de ambiente e sustentabilidade, uma comissão de vencimentos e uma comissão de acompanhamento de matérias financeiras, que assumirá também a designação de comissão de auditoria.

3.	A sociedade designará também o secretário da sociedade.

4.	Quando os presentes estatutos se referem a corpos sociais, consideram-se incluídos a mesa da assembleia geral, o conselho de administração executivo, o conselho geral e de supervisão, o revisor oficial de contas, o conselho de ambiente e sustentabilidade, a comissão de vencimentos e a comissão de acompanhamento de matérias financeiras.

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5.	Quando a lei ou os estatutos não fixem um número determinado de membros de um corpo social, considera-se esse número estabelecido, em cada caso, pela deliberação de eleição, correspondendo ao número de membros eleitos.

6.	O disposto no número anterior não prejudica a possibilidade de, no decurso do mandato, ser alterado o número de membros do corpo social, até o limite legal ou estatutário que caiba, aplicando-se, com as necessárias adaptações, o estatuído na parte final do número anterior; no caso de designação suplementar, o termo do mandato dos membros assim eleitos coincide com o termo do mandato dos demais membros do corpo social em causa.

7.	As eleições dos membros de cada corpo social são efectuadas com base em listas, incidindo o voto exclusivamente sobre estas.

Artigo 9.º

1.	Sempre que os presentes estatutos se refiram a membros independentes de um corpo social, entende-se a independência como ausência de relações directas ou indirectas com a sociedade ou órgão de gestão desta e a ausência de circunstâncias que possam afectar a isenção de análise ou decisão, nomeadamente em virtude de as pessoas em causa serem titulares, ou actuarem por conta de titulares, de participação qualificada igual ou superior a 2% do capital da sociedade ou terem sido reeleitas por mais de dois mandatos, de forma contínua ou intercalada.

2.	O próprio corpo social em causa deverá ajuizar em cada momento da independência dos seus membros, no que deverá sempre obedecer ao previsto nas normas legais ou regulamentares em cada momento aplicáveis, devendo, para além dessa obediência, a apreciação ser ainda expressamente fundamentada quando divirja de critérios constantes de recomendações que a sociedade deva tomar em conta sem carácter imperativo.

Artigo 10.º

1.	Sem prejuízo do imperativamente disposto na lei e salvo o disposto nos números 3 e 4 deste artigo, o exercício de funções em qualquer corpo social é incompatível com:

a)	a qualidade de pessoa colectiva concorrente da EDP ou de sociedade em relação de domínio ou de grupo com esta;

b)	a qualidade de pessoa, singular ou colectiva, relacionada com pessoa colectiva concorrente da EDP;

c)	o exercício de funções, de qualquer natureza ou a qualquer título, designadamente por investidura em cargo social, por contrato de trabalho ou por contrato de prestação de serviço, em pessoa colectiva concorrente ou em pessoa colectiva relacionada com pessoa colectiva concorrente da EDP;

d)	a indicação, ainda que apenas de facto, para membro de corpo social por pessoa colectiva concorrente ou pessoa, singular ou colectiva, relacionada com pessoa colectiva concorrente da EDP.

2.	Para efeitos dos presentes estatutos, considera-se como pessoa relacionada com pessoa colectiva concorrente:

a)	aquela cujos direitos de voto sejam imputáveis a esta última nos termos do artigo 20.º do Código dos Valores Mobiliários ou disposição que o venha a modificar ou substituir;

b)	aquela que, directa ou indirectamente, detenha, em pessoa colectiva concorrente, em sociedade com ela em relação de domínio ou de grupo, tal como configurada no artigo 21.º do Código dos Valores Mobiliários, ou em dependência, directa ou indirecta, da mesma sociedade, participação igual ou superior a 10% dos direitos de voto correspondentes ao capital social da sociedade participada.

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3.	Na medida do permitido por lei, a incompatibilidade prevista nos números anteriores não se aplica às pessoas colectivas concorrentes em que a EDP detenha uma participação igual ou superior a 50% do respectivo capital social ou direitos de voto ou às pessoas singulares que exerçam funções de qualquer natureza ou a qualquer título, ou que sejam indicadas, ainda que apenas de facto, nessas pessoas colectivas concorrentes, quando a investidura em cargo social de pessoa colectiva concorrente ou o contrato com pessoa colectiva concorrente hajam sido efectuados com base em indicação da EDP ou de sociedade por si dominada.

4.	Sem prejuízo do disposto nos números 5 e 6, as incompatibilidades referidas nos números anteriores poderão não se aplicar também ao exercício de funções como membro do conselho geral e de supervisão, na medida do permitido por lei, mediante autorização dada por deliberação prévia, tomada por maioria de dois terços dos votos emitidos, da assembleia geral que proceder à eleição, devendo a relação de concorrência encontrar-se expressamente referida e precisamente identificada na proposta de designação e podendo a deliberação de autorização ser subordinada a condições, nomeadamente à verificação de uma presença no capital social da EDP de não mais de 10%.

5.	O membro do conselho geral e de supervisão eleito nos termos do número 4 deste artigo não poderá assistir ou participar nas reuniões, ou nas partes de reuniões, em que sejam discutidas matérias com risco ou sensibilidade concorrencial, designadamente matérias com incidência nos mercados em que exista concorrência com a EDP, nem ter acesso à respectiva informação e documentação, cabendo ao conselho geral e de supervisão velar pelo cumprimento da presente norma, podendo decidir a qualificação como matéria com risco ou sensibilidade concorrencial.

6.	Para além do especialmente disposto nestes estatutos, aplicar-se-ão sempre, em todos os corpos sociais e actividade da sociedade, as normas legais e regulamentares destinadas a prevenir a intervenção em situação de conflito de interesses.

7.	Para efeitos dos presentes estatutos, considera-se como pessoa colectiva concorrente a pessoa colectiva que exerça, directa ou indirectamente, actividade concorrente com actividade desenvolvida pela EDP, ou por sociedade na qual a EDP detenha participação igual ou superior a 50% do respectivo capital social ou dos direitos de voto, em Portugal ou no estrangeiro, desde que, neste último caso, em mercado em que a EDP, ou sociedade dominada, exerça actividade através de um estabelecimento estável.

8.	Para efeitos dos presentes estatutos, considera-se que exerce indirectamente actividade concorrente com a EDP a pessoa colectiva que, directa ou indirectamente, participe ou seja participada em, pelo menos, dez por cento do capital ou dos direitos de voto de sociedade que exerça alguma das actividades desenvolvidas pela EDP, ou por sociedade dominada.

9.	O disposto no número 6 deste artigo aplicar-se-á igualmente aos membros de comissões específicas criadas por corpos sociais que não sejam titulares de nenhum destes, e relativamente aos quais, se o fossem, se verificaria qualquer uma das incompatibilidades estabelecidas neste artigo.

Secção II

Assembleia geral

Artigo 11.º

1.	A assembleia geral delibera sobre todos os assuntos para os quais a lei e estes estatutos lhe atribuam competência.

2.	Compete especialmente à assembleia geral, nos termos da lei e dos presentes estatutos:

a)	apreciar o relatório do conselho de administração executivo, discutir e votar o balanço, as contas e o parecer do revisor oficial de contas e os do conselho geral e de supervisão e da comissão de auditoria, se os houver, e deliberar sobre a aplicação dos resultados do exercício;

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b)	eleger e destituir os membros da mesa da assembleia geral, do conselho de administração executivo e do conselho geral e de supervisão, bem como os respectivos presidentes e vice-presidentes, se os houver, o revisor oficial de contas, sob proposta do conselho geral e de supervisão ou, por delegação deste, da comissão de auditoria, e ainda os membros do conselho de ambiente e sustentabilidade;

c)	deliberar sobre quaisquer alterações dos estatutos, incluindo aumentos de capital;

d)	nomear uma comissão de vencimentos com o encargo de fixar a remuneração dos membros dos órgãos sociais, cujos membros deverão ser, na sua maioria, independentes;

e)	apreciar o relatório anual de actividade do conselho geral e de supervisão;

f)	tratar de qualquer outro assunto para que tenha sido convocada.

3.	As deliberações da assembleia geral serão tomadas por maioria de votos emitidos, salvo disposição legal ou estatutária que exija maioria qualificada.

4.	Com excepção do disposto no número 5, as deliberações sobre alteração dos estatutos, fusão, cisão e transformação da sociedade devem ser aprovadas por dois terços dos votos emitidos, quer a assembleia reuna em primeira ou segunda convocação, e qualquer que seja o número de accionistas presente ou representado em qualquer delas.

5.	As deliberações das alterações dos estatutos que versem sobre o artigo 10.º e sobre os números 3 a 5 do artigo 14.º, assim como sobre o presente número enquanto a cada um daqueles se refere, carecem de ser aprovados por dois terços dos votos emitidos, excepto se limite inferior constar de lei imperativa, hipótese em que o limite aqui estabelecido se considera reduzido em conformidade.

6.	As abstenções não são contadas.

Artigo 12.º

A mesa da assembleia é constituída por um presidente e um vice-presidente, eleitos pela assembleia geral, e pelo secretário da sociedade.

Artigo 13.º

As assembleias gerais devem ser convocadas com a antecedência mínima de trinta dias, fazendo-se menção expressa dos assuntos a tratar.

Artigo 14.º

1.	Às reuniões da assembleia geral só podem assistir accionistas com direito de voto.

2.	A cada acção corresponde 1 voto.

3.	Não serão considerados os votos inerentes às acções de categoria A, emitidos por um accionista, em nome próprio ou como representante de outro, que excedam 5% da totalidade dos votos correspondentes ao capital social.

4.	Para os efeitos do presente artigo, consideram-se emitidos pelo mesmo accionista os direitos de voto inerentes às acções de categoria A que, nos termos do número 1 do artigo 20.º do Código dos Valores Mobiliários, ou de norma legal que o venha a modificar ou a substituir, lhe sejam imputáveis.

5.	No caso de a limitação de contagem de votos prevista nos números anteriores afectar vários accionistas, a referida limitação opera proporcionalmente às acções ordinárias por cada um detidas.

6.	Os accionistas podem exercer o seu direito de voto por correspondência sobre cada um dos pontos da ordem de trabalhos, mediante carta, com assinatura idêntica à do Bilhete de Identidade, dirigida ao presidente da mesa da assembleia geral por correio registado com aviso de recepção, para a sede social, com pelo menos cinco dias úteis de antecedência em relação à data da assembleia, salvo se prazo superior constar da convocatória, remetendo ainda fotocópia legível do Bilhete de Identidade de quem assina a carta.

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7.	Os titulares de direitos representativos de acções ao abrigo de programas de ADR’s poderão dar instruções ao respectivo banco depositário para o exercício do direito de voto ou conferir procuração a representante designado pela EDP para o efeito, com respeito pelas disposições legais e estatutárias aplicáveis; o contrato de depósito deverá regular os prazos e modos de exercício das instruções de voto, bem como os casos de ausência de instruções.

8.	Os accionistas apenas podem participar na assembleia geral se forem titulares de acções desde, pelo menos, o quinto dia útil anterior à data da realização da assembleia e desde que mantenham essa qualidade até à data da sua realização.

9.	A prova da titularidade das acções far-se-á mediante o envio ao presidente da mesa da assembleia geral, com pelo menos cinco dias úteis de antecedência em relação à data da realização da assembleia, de declaração emitida e autenticada pelo intermediário financeiro a quem estiver cometido o serviço de registo em conta das acções, da qual deverá constar que as acções em causa se encontram registadas na respectiva conta desde, pelo menos, o quinto dia útil anterior ao da data da realização da referida assembleia, e que foi efectuado o bloqueio em conta dessas acções até à data em que a mesma assembleia geral terá lugar.

10.	A limitação da contagem de votos nos termos do número 3 deste artigo aplica-se em todas as deliberações, incluindo aquelas para as quais a lei ou os presentes estatutos exigem uma maioria qualificada determinada sobre o capital da sociedade.

11.	Os accionistas podem fazer-se representar por pessoas com capacidade jurídica plena designada para o efeito, devendo a respectiva comunicação ser efectuada ao presidente da mesa da assembleia geral até às 17 horas do penúltimo dia anterior ao fixado para a reunião da assembleia geral.

Artigo 15.º

1.	Os accionistas que, nos termos do número 1 do artigo 20.º do Código dos Valores Mobiliários, ou de norma legal que o venha a modificar ou a substituir, passem a deter, ou a ter imputação de, uma participação igual ou superior a 5% dos direitos de voto ou do capital social, devem comunicar esse facto ao conselho de administração executivo, no prazo de cinco dias úteis contados da data em que se tenha verificado a referida detenção, não podendo exercer os respectivos direitos de voto enquanto não houverem procedido a essa comunicação.

2.	Para efeitos do disposto no número anterior e nos números 3 e 4 do artigo 14.º, os accionistas têm o dever de prestar ao conselho de administração executivo, por escrito e de forma completa, objectiva, clara e verídica, e de forma satisfatória para este, todas as informações que o mesmo lhes solicite sobre factos que lhes digam respeito e que tenham a ver com as previsões do número 1 do artigo 20.º do Código dos Valores Mobiliários, ou de norma legal que o venha a modificar ou a substituir.

3.	O incumprimento do previsto no número anterior determina, para o accionista inadimplente, a inibição do exercício dos direitos de voto inerentes às acções por si detidas.

Secção III

Conselho de administração executivo

Artigo 16.º

1.	O conselho de administração executivo é composto por um número de membros fixado pela assembleia geral que os eleger.

2.	O número de membros fixado nos termos do número anterior deverá ser entre um mínimo de cinco e um máximo de sete.

3.	O presidente do conselho de administração executivo é escolhido pela assembleia geral, de entre os administradores eleitos, e dispõe de voto de qualidade.

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4.	Nas faltas ou impedimentos temporários do presidente do conselho de administração executivo tem voto de qualidade o vice-presidente do conselho de administração executivo, se o houver.

Artigo 17.º

1.	Ao conselho de administração executivo compete:

a)	fixar os objectivos e as políticas de gestão da empresa e do grupo;

b)	elaborar os planos de actividade e financeiros anuais;

c)	gerir os negócios sociais e praticar todos os actos e operações relativos ao objecto social que não caibam na competência atribuída a outros órgãos da sociedade;

d)	representar a sociedade em juízo e fora dele, activa e passivamente, podendo desistir, transigir e confessar em quaisquer pleitos e, bem assim, celebrar convenções de arbitragem;

e)	adquirir, vender ou por qualquer forma alienar ou onerar direitos ou bens imóveis;

f)	constituir sociedades e subscrever, adquirir, onerar e alienar participações sociais;

g)	deliberar sobre a emissão de obrigações e outros valores mobiliários nos termos da lei e dos presentes estatutos, devendo observar limites quantitativos anuais que sejam fixados pelo conselho geral e de supervisão;

h)	estabelecer a organização técnico-administrativa da sociedade e as normas de funcionamento interno, designadamente sobre pessoal e sua remuneração;

i)	constituir mandatários com os poderes que julgue convenientes, incluindo os de substabelecer;

j)	designar o secretário da sociedade e o respectivo suplente;

l)	contratar o auditor externo indicado pelo conselho geral e de supervisão nos termos da alínea q) do número 1 do artigo 22.º destes estatutos, e exonerá-lo sob indicação do conselho geral e de supervisão;

m)	exercer as demais competências que lhe sejam atribuídas por lei ou pela assembleia geral;

n)	estabelecer um regimento próprio que fixe as regras do seu funcionamento interno.

2.	A aprovação do plano estratégico da sociedade e a realização pela sociedade ou sociedades dominadas pela EDP das operações a seguir indicadas serão sujeitas a parecer prévio favorável do conselho geral e de supervisão:

a)	aquisições e alienações de bens, direitos ou participações sociais de valor económico significativo;

b)	contratação de financiamentos de valor significativo;

c)	abertura ou encerramento de estabelecimentos ou partes importantes de estabelecimentos e extensões ou reduções importantes da actividade;

d)	outros negócios ou operações de valor económico ou estratégico significativo;

e)	estabelecimento ou cessação de parcerias estratégicas ou outras formas de cooperação duradoura;

f)	projectos de cisão, fusão ou transformação;

g)	alterações ao contrato de sociedade, incluindo a mudança de sede e aumento de capital, quando sejam da iniciativa do conselho de administração executivo.

Artigo 18.º

1.	Compete especialmente ao presidente do conselho de administração executivo:

a)	representar o conselho de administração executivo;

b)	coordenar a actividade do conselho e convocar e presidir às respectivas reuniões;

c)	zelar pela correcta execução das deliberações do conselho.

2.	O presidente do conselho de administração executivo tem direito de assistir, sempre que o julgue conveniente, às reuniões do conselho geral e de supervisão, salvo quando se trate da tomada de deliberações no âmbito das competências previstas na alínea o) do número 1 do artigo 22.º destes estatutos e, em geral, em quaisquer situações de conflito de interesses.

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Artigo 19.º

1.	A sociedade vincula-se perante terceiros:

a)	pela assinatura de dois administradores;

b)	pela assinatura de um dos administradores dentro dos limites da delegação de poderes conferida pelo conselho;

c)	pela assinatura de procuradores quanto aos actos ou categorias de actos definidos nas correspondentes procurações.

2.	O conselho de administração executivo pode deliberar que certos documentos da sociedade sejam assinados por processos mecânicos ou por chancela.

Artigo 20.º

1.	O conselho de administração executivo fixará a periodicidade das suas reuniões ordinárias, sendo, no entanto, obrigatória uma reunião bimensal e reunirá extraordinariamente, sempre que convocado pelo seu presidente, por dois administradores ou a pedido do conselho geral e de supervisão.

2.	O conselho de administração executivo não pode deliberar sem que esteja presente a maioria dos seus membros.

3.	Sem prejuízo do disposto no número anterior, os administradores podem estar presentes e intervir nas reuniões do conselho de administração executivo através de meios de comunicação que assegurem, em tempo real, a transmissão e recepção simultâneas de voz ou de voz e imagem, desde que essa forma de intervenção seja aprovada, por maioria de dois terços dos participantes, no início da respectiva reunião.

4.	Não é permitida a representação por cada administrador de mais de um administrador em cada reunião.

5.	Os membros do conselho de administração executivo que não possam estar presentes na reunião poderão, em caso de deliberação considerada urgente pelo presidente, expressar o seu voto por carta a este dirigida.

Secção IV

Conselho geral e de supervisão

Artigo 21.º

1.	O conselho geral e de supervisão é composto por um número de membros não inferior a nove mas sempre superior ao número de administradores, incluindo os referidos nos números seguintes, eleitos por um mandato de três anos.

2.	É por inerência membro do conselho geral e de supervisão o presidente da mesa da assembleia geral.

3.	Os accionistas ou grupos de accionistas titulares de acções representativas de um mínimo de 10% e um máximo de 20% do capital da sociedade poderão subscrever listas para eleição isolada de um membro do conselho geral e de supervisão, aplicando-se as regras seguintes:
a)	cada lista deve propor pelo menos duas pessoas elegíveis para o cargo a preencher;

b)	o mesmo accionista não pode subscrever mais do que uma lista;

c)	se na eleição isolada forem apresentadas listas por mais de um accionista ou grupo de accionistas, a votação incide sobre o conjunto dessas listas;

d)	havendo proposta para eleição de um membro isolado nos termos das alíneas anteriores, a respectiva eleição deverá preceder a dos demais membros.

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4.	Os membros eleitos do conselho geral e de supervisão deverão ser, na sua maioria, independentes, devendo ainda preencher os demais requisitos, designadamente de formação e competência, previstos nas normas legais ou regulamentares em cada momento aplicáveis à EDP.

5.	O conselho geral e de supervisão deverá, em caso de solicitação do presidente do conselho de administração executivo para o efeito, fixar os parâmetros de medida do valor económico ou estratégico das operações que nos termos do número 2 do artigo 17.º lhe devem ser submetidas para parecer.

6.	O presidente do conselho geral e de supervisão representa o conselho geral e de supervisão, coordena as suas actividades, convoca e preside às respectivas reuniões e zela pela correcta execução das suas deliberações.

7.	Na sua falta ou impedimento, o presidente do conselho geral e de supervisão será substituído pelo respectivo vice-presidente, se o houver, ou, na falta deste, por quem a assembleia ou o conselho geral e de supervisão, com sujeição a ratificação pela assembleia geral imediata, designar.

8.	O presidente do conselho geral e de supervisão ou, na sua ausência ou impedimento, um membro delegado por este órgão designado para o efeito poderá, sempre que o julgue conveniente, e sem direito de voto, assistir às reuniões do conselho de administração executivo e participar em discussão de matérias a submeter ao conselho geral e de supervisão.

Artigo 22.º

1.	Compete em especial ao conselho geral e de supervisão, para além do disposto na lei:

a)	acompanhar em permanência a actividade da administração da sociedade e sociedades dominadas e prestar a respeito dela aconselhamento e assistência ao conselho de administração executivo, designadamente no que concerne à estratégia, consecução de objectivos e cumprimento de normas legais aplicáveis;

b)	emitir parecer sobre o relatório de gestão e contas do exercício;

c)	proceder ao acompanhamento permanente da actividade do revisor oficial de contas e do auditor externo da sociedade e pronunciar-se, no que ao primeiro respeita, sobre a respectiva eleição ou designação, sobre a sua exoneração e sobre as suas condições de independência e outras relações com a sociedade;

d)	acompanhar de forma permanente e avaliar os procedimentos internos relativos a matérias contabilísticas e auditoria, bem como a eficácia do sistema de gestão de risco, do sistema de controlo interno e do sistema de auditoria interna, incluindo a recepção e tratamento de queixas e dúvidas relacionadas, oriundas ou não de colaboradores;

e)	propor à assembleia geral a destituição de qualquer membro do conselho de administração executivo;

f)	acompanhar a definição de critérios e competências necessárias nas estruturas e órgãos internos da sociedade ou do grupo ou convenientes a observar e suas repercussões na respectiva composição, bem como a elaboração de planos de sucessão;

g)	providenciar, nos termos da lei, a substituição de membros do conselho de administração executivo em caso de falta definitiva ou impedimento temporário;

h)	emitir, por sua iniciativa ou quando lhe seja solicitado pelo presidente do conselho de administração executivo, parecer sobre o voto anual de confiança em administradores a que se refere o artigo 455.º do Código das Sociedades Comerciais;

i)	acompanhar e apreciar questões relativas a governo societário, sustentabilidade, códigos internos de ética e conduta e respectivo cumprimento e sistemas de avaliação e resolução de conflitos de interesses, incluindo no que respeita a relações da sociedade com accionistas e emitir pareceres sobre estas matérias;

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j)	obter os meios, financeiros ou de outra natureza, que razoavelmente entender necessários à sua actividade e solicitar ao conselho de administração executivo a adopção das medidas ou correcções que entenda pertinentes, podendo proceder a contratação dos meios necessários ao seu próprio aconselhamento independente, se necessário;

l)	receber do conselho de administração executivo informação periódica sobre relações comerciais significativas da sociedade ou sociedades dominadas com accionistas com participação qualificada e pessoas com eles relacionadas;

m)	nomear a comissão de vencimentos e a comissão de auditoria;

n)	representar a sociedade nas relações com os administradores;

o)	fiscalizar as actividades do conselho de administração executivo;

p)	vigiar pela observância da lei e do contrato de sociedade;

q)	seleccionar e substituir o auditor externo da sociedade, dando ao conselho de administração executivo indicações para este proceder à sua contratação e exoneração;

r)	verificar, quando o julgue conveniente e pela forma que entenda adequada, a regularidade dos livros, registos contabilísticos e documentos que lhes servem de suporte, assim como a situação de quaisquer bens ou valores possuídos pela sociedade a qualquer título;

s)	fiscalizar o processo de preparação e divulgação de informação financeira;

t)	convocar a assembleia geral quando o entenda conveniente;

u)	aprovar o respectivo regulamento interno que incluirá as regras de relacionamento com os demais órgãos e corpos sociais.

2.	O conselho geral e de supervisão emitirá parecer prévio sobre as matérias do número 2 do artigo 17.º destes estatutos.

Artigo 23.º

1.	O conselho geral e de supervisão poderá criar comissões especializadas ou de acompanhamento, para além das previstas na lei, designadamente em matéria de governo societário e sustentabilidade.

2.	O conselho geral e de supervisão delegará em comissão de auditoria, constituída pelo menos por três membros independentes com qualificação e experiência adequadas, além de outras previstas na lei, as competências previstas nas alíneas b) a d), r) e s) do número 1 do artigo 22.º destes estatutos.

3.	A comissão de auditoria será presidida pelo presidente do conselho geral e de supervisão no caso de este ser um membro independente.

Artigo 24.º

O conselho geral e de supervisão reúne-se, ordinariamente, pelo menos uma vez por trimestre e, extraordinariamente, sempre que convocado pelo seu presidente, por iniciativa própria ou mediante solicitação de qualquer dos seus membros, do conselho de administração executivo ou do respectivo presidente.

Secção V

Revisor oficial de contas

Artigo 25.º

A sociedade terá um revisor oficial de contas, com os poderes e os deveres estabelecidos na lei.

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Secção VI

Secretário da sociedade

Artigo 26.º

1.	A sociedade terá um secretário bem como um suplente deste, designados ambos pelo conselho de administração executivo, com as competências estabelecidas na lei para o secretário da sociedade.

2.	Sem prejuízo de poder ser re-designado, as funções do secretário cessam com o termo das funções do conselho de administração executivo que o designou.

Secção VII

Comissão de vencimentos

Artigo 27.º

1.	Sem prejuízo do disposto na alínea d) do número 2 do artigo 11.º quanto aos demais órgãos sociais, as remunerações dos administradores, bem como os eventuais complementos, designadamente os complementos de pensão de reforma por velhice ou invalidez, são fixadas por comissão nomeada pelo conselho geral e de supervisão, a maioria de cujos membros deverá ser independente.

2.	A comissão de vencimentos submeterá, com carácter consultivo, à assembleia geral anual, uma declaração sua sobre a política de remuneração dos membros do conselho de administração executivo por si aprovada, pelo menos nos anos em que tal política seja estabelecida ou alterada.

Secção VIII

Conselho de ambiente e sustentabilidade

Artigo 28.º

1.	É constituído, para funcionar com dependência do conselho de administração executivo, com funções meramente consultivas, um conselho de ambiente e sustentabilidade, ao qual competirá, a solicitação do conselho de administração executivo, o aconselhamento e apoio deste na definição da estratégia societária de ambiente e sustentabilidade.

2.	O conselho de ambiente e sustentabilidade será constituído por cinco personalidades de reconhecida competência na área da defesa do ambiente e da sustentabilidade, os quais são eleitos pela assembleia geral sob proposta do conselho de administração executivo.

Capítulo IV

Mandato dos órgãos sociais

Artigo 29.º

1.	Os membros da mesa da assembleia geral, do conselho de administração executivo, do conselho geral e de supervisão, do conselho de ambiente e sustentabilidade e da comissão de vencimentos e o revisor oficial de contas serão eleitos de três em três anos, sendo permitida a sua reeleição, uma ou mais vezes, para os mencionados cargos, com os limites legais.

2.	Os membros dos corpos sociais exercerão o seu mandato até que os novos membros eleitos iniciem o exercício dos respectivos cargos, sem prejuízo das disposições legais aplicáveis à renúncia e ao impedimento, temporário ou definitivo, no decurso do mandato.

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Capítulo V

Aplicação dos resultados

Artigo 30.º

1.	Os lucros do exercício, apurados em conformidade com a lei, terão a seguinte aplicação:

a)	cobertura dos prejuízos de exercícios anteriores;

b)	constituição ou eventual reintegração da reserva legal e de outras reservas determinadas por lei;

c)	constituição ou reforço de outras reservas constituídas pela assembleia geral;

d)	dividendos a distribuir pelos accionistas;

e)	gratificação a atribuir aos administradores e trabalhadores, a título de participação nos lucros, segundo critérios a definir pela assembleia geral;

f)	atribuição à Fundação EDP de uma dotação para acções de mecenato de reconhecido mérito de acordo com programa a submeter ao conselho geral e de supervisão no âmbito da política de cidadania empresarial e de desenvolvimento sustentável do Grupo EDP, no valor correspondente a até 0,1% do volume consolidado de negócios;

g)	outras finalidades que a assembleia geral delibere.

2.	Poderão ser feitos adiantamentos sobre lucros aos accionistas no decurso do exercício, sob proposta do conselho de administração executivo e parecer favorável do conselho geral e de supervisão, até ao máximo permitido por lei.

Capítulo VI

Dissolução e liquidação

Artigo 31.º

1.	A sociedade dissolve-se quando para isso haja causa legal.

2.	A liquidação será efectuada nos termos da lei e das deliberações da assembleia geral.

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Unofficial Translation

This is an unofficial translation of the articles of association of EDP – Energias de Portugal, S.A. (“EDP”) prepared for information purposes only. EDP is governed by the Portuguese version of the articles of association and in the case of any discrepancy between this translation and the Portuguese version of the articles of association, the Portuguese version of the articles of incorporation will prevail.

ARTICLES OF ASSOCIATION

Chapter I

Name, duration, registered office and purpose

Article 1

1.	The company is incorporated as a limited liability company (sociedade anónima) and adopts the name EDP – Energias de Portugal, S.A. (hereinafter referred to as “EDP”).

2.	The company shall exist for an indefinite period of time.

Article 2

1.	The registered office is located in Lisbon, at Praça Marquês de Pombal, 12 and may be moved within the same municipality or to an adjacent municipality by resolution of the executive board of directors.

2.	The executive board of directors may establish and close agencies, delegations or any other forms of representation, both in the national territory and abroad.

Article 3

1.	The corporate purpose of EDP is the direct or indirect promotion, development and management of undertakings and activities in the energy sector, both at the national and international levels, with the goal of growing and improving the performance of its group’s companies.

2.	Within the development of its corporate purpose, EDP shall, in relation to its group’s companies:

a)	formulate the common global strategy for those companies;

b)	coordinate their activities, in such a manner as to ensure the attainment of the objectives entrusted to them at any given moment;

c)	guarantee the joint representation of the interests that are common to those companies;

d)	undertake, in global terms, the functions that are common to those companies, namely, in the financial area, with the aim of obtaining group synergies.

3.	The company may also acquire participating interests as a limited liability member in companies having corporate missions that differ from its own, even if such companies are regulated by special laws, or participate in complementary company groupings, European economic interest groupings, consortia or in any other types of association, temporary or permanent.

4.	The company may provide services and grant shareholder loans and other forms of loan to companies in which it has holdings, in accordance with the law.

Chapter II

Share capital, shares and bonds

Article 4

1.	The share capital amounts to 3,656,537,715 (three thousand six hundred and fifty six million, five hundred and thirty seven thousand, seven hundred and fifteen) euro and is fully paid up.

2.	The capital is divided into 3,656,537,715 shares, 3,096,222,980 of which are of category A and are ordinary shares and 560,314,735 of which are of category B, and each share has a nominal value of 1 euro.

3.	Category B shares are those for re-privatization, the single privilege of which is that the shareholders who own them, or their representatives, are not subject to the limitation on voting set forth in Article 14, paragraph 3 and the following paragraphs, as it refers to these shares.

4.	Transfer of category B shares, through a re-privatization process, will determine their conversion into category A shares, such conversion not requiring the approval of the respective owners nor a resolution from any corporate body of the company.

Article 5

1.	The shares are nominative and assume exclusively the dematerialized (book-entry) form.

2.	The company may issue non-voting preference shares, redeemable or not in accordance with the law.

3.	The company may acquire, hold and sell its own shares, as provided by law and up to the limits set forth in the law.

Article 6

1.	The company may issue bonds or other securities in accordance with the law and, moreover, carry out any such operations involving its own bonds or other securities as permitted by law.

2.	The executive board of directors can resolve to issue bonds or other securities, and shall establish the amount thereof and all the other conditions of issue.

Article 7

Shareholders’ agreements relating to the company must, within the thirty days following execution, be fully communicated to the executive board of directors and to the general and supervisory board by the subscribing shareholders.

Chapter III

Corporate bodies and organs

Section I

General provisions

Article 8

1.	The corporate bodies of the company are:

a)	the general shareholders meeting;

b)	the executive board of directors;

c)	the general and supervisory board;

d)	the statutory auditor.

2.	The company shall also have an environment and sustainability board, a remuneration committee and a financial affairs monitoring committee, which shall also be designated as the audit committee.

3.	The company shall also appoint a company secretary.

4.	Any reference made in these articles of association to corporate bodies shall be deemed to include the general shareholders’ meeting board, the executive board of directors, the general and supervisory board, the statutory auditor, the environment and sustainability board, the remuneration committee and the financial affairs monitoring committee.

5.	Whenever the law or these articles of association do not establish a given number of members of a corporate body, such a number shall be deemed to be established, in each case, by the election resolution and shall correspond to the number of members actually elected.

6.	The provision of the foregoing paragraph shall not prejudice the possibility of changing, during the term of office, the number of members of a corporate body, up to the respective limit provided for in law or in these articles of association, in which case the provisions in the final part of the preceding paragraph shall apply, with the necessary adaptations; in the event of a supplementary designation, the end of the term of office of the members so elected shall coincide with the end of the term of office of the remaining members of the relevant corporate body.

7.	The elections of the members of each corporate body are conducted on the basis of lists, and the vote shall be restricted exclusively to such lists.

Article 9

1.	Whenever a reference to independent members of a corporate body is made in these articles of association, independence shall be understood as the absence of direct or indirect relations with the company or its management board and the absence of circumstances that may affect the relevant members’ impartial analysis or decision, notably the ownership by the relevant members of a qualified stake equal to or higher than 2% of the company’s capital, or their re-election for more than two consecutive or interpolated terms of office.

2.	The relevant corporate body shall evaluate, at each relevant moment, the independence of its members for compliance with the legal or regulatory rules then in force. In addition to such compliance, such evaluation shall be duly justified whenever company practice deviates from the criteria provided for in recommendations the company should take into account but that are not binding upon it.

Article 10

1.	Without prejudice to the mandatory provisions of the law, and except for the provisions of paragraphs 3 and 4 of this Article, the performance of functions in any corporate body is incompatible with:

a)	the status of a legal person that is a competitor of EDP or a company in a control or group relation with EDP;

b)	the status of a legal person or an individual related to a legal person that is a competitor of EDP;

c)	the exercise of functions, of any nature or for any reason whatsoever, notably by appointment to a corporate office, by employment contract or by services provision agreement, at a legal person that is a competitor of EDP or at a legal person related to a legal person that is a competitor of EDP;

d)	the nomination, even if only a de facto nomination, as a member of a corporate body if made by a legal person that is a competitor of EDP or by a legal person or individual related to a legal person that is a competitor of EDP.

2.	For the purpose of these articles of association, the following are deemed as a person related to a legal person that is a competitor:

a)	one whose voting rights are ascribed to a competing legal person under Article 20 of the Securities Code or any provision that modifies or replaces it;

b)	one that, either directly or indirectly, holds, in a competing legal person, or in a company in a control or group relation with it, as defined in Article 21 of the Securities Code, or in a company dependent, either directly or indirectly, on such company, a stake equal to or higher than 10% of the voting rights corresponding to the share capital of the company.

3.	To the extent permitted by law, the incompatibility set forth in the previous paragraphs does not apply to competing legal persons in which EDP holds a stake equal to or higher than 50% of the respective share capital or voting rights, nor to individuals that exercise functions of any nature or for any reason, or who have been nominated, even if only de facto, in those competing legal persons, when the appointment to corporate office of a competing legal person or the agreement with a competing legal person has been made based upon a nomination from EDP or a company controlled by it.

4.	Without prejudice to the provisions of paragraphs 5 and 6, the incompatibilities set forth in the foregoing paragraphs may also not apply to the performance of functions as a member of the general and supervisory board, to the extent permitted by law, subject to authorization given by prior resolution, with the favor of two thirds of the votes cast at the elective general shareholders’ meeting. The competition relation must be expressly referred to and precisely identified in the appointment proposal, and the authorization resolution may be subject to conditions, notably to a holding of no more than 10% of EDP’s share capital.

5.	Any member of the general and supervisory board elected in accordance with paragraph 4 of this Article may neither be present nor participate in the meetings, nor in parts of the meetings, in which subjects involving competition risk or sensitivity are discussed, notably subjects with impact in the markets in which there is competition with EDP, nor may such member have access to the respective information and documentation. The general and supervisory board shall assure the implementation of this provision and such same board may decide the qualification of a subject as involving competition risk or sensitivity.

6.	Apart from the provisions contained in these articles of association, the legal rules and regulations addressed to prevent an intervention in a conflict of interests situation will always apply within all corporate bodies and to all activity of the company.

7.	For the purpose of these articles of association, a legal person that is a competitor is one that exercises, directly or indirectly, an activity which competes with the activity developed by EDP, or by a company in which EDP holds a stake equal to or higher than 50% of the respective share capital or voting rights, in Portugal or abroad, provided that, in the last-mentioned case, it occurs in a market in which EDP or a controlled company exercises its activity through a permanent establishment.

8.	For the purpose of these articles of association, it is considered that a legal person indirectly exercises an activity in competition with EDP when, directly or indirectly, it holds or it is held in, at least, ten per cent of the share capital or voting rights of a company that carries out any of the activities developed by EDP, or by a controlled company.

9.	The provisions of paragraph 6 of this Article shall apply also to the members of specific committees created by corporate bodies who are not members of any of the corporate bodies and who otherwise would be incompatible under the provisions of this Article.

Section II

General shareholders’ meeting

Article 11

1.	The general shareholders’ meeting shall adopt resolutions concerning all the matters provided for in law and in these articles of association.

2.	In particular, the general shareholders’ meeting shall, according to the law and to these articles of association:

a)	assess the report of the executive board of directors, discuss and vote on the balance sheet, the accounts and the opinion of the statutory auditor and those of the general and supervisory board, if applicable, and resolve on the allocation of the annual results;

b)	elect and remove the members of the general shareholders’ meeting board, of the executive board of directors and of the general and supervisory board, as well as the respective chairmen and vice-chairmen, should they exist, the statutory auditor, following a proposal of the general and supervisory board or, upon delegation by it, the members of the audit committee, and, furthermore, the members of the environment and sustainability board;

c)	resolve on any amendments to the articles of association, including increases of the share capital;

d)	appoint a remuneration committee charged with fixing the remuneration of the members of the corporate bodies, whose members should, in their majority, be independent;

e)	assess the annual report on the activity of the general and supervisory board;

f)	deal with any other matter for which it has been convened.

3.	The resolutions of the general shareholders’ meeting shall be passed by a majority of the votes cast, except when a provision of the law or of these articles of association requires a qualified majority.

4.	With the exception of the provisions of paragraph 5, resolutions relating to the amendment of the articles of association, merger, demerger and transformation of the company must be approved by two-thirds of the votes cast, irrespective of whether the meeting takes place following a first or a second convening announcement, and irrespective of the number of shareholders present or represented at any of such meetings.

5.	Resolutions for the amendment of the articles of association referring to Article 10 and to paragraphs 3 to 5 of Article 14, as well as amendments to this paragraph insofar as it refers to any of such provisions, must be approved by two-thirds of the votes cast, except if a lower limit is provided for in mandatory law, in which case the limit set forth here is deemed to be reduced accordingly.

6.	Abstentions are not cast.

Article 12

The general shareholders’ meeting board is composed of a chairman and a vice-chairman, elected by the general shareholders’ meeting, and of the company’s secretary.

Article 13

General shareholders’ meetings must be convened with a minimum thirty days prior notice, with express reference to the matters in its agenda.

Article 14

1.	Only shareholders with voting right may attend the general shareholders’ meetings.

2.	Each share corresponds to 1 vote.

3.	Votes from a shareholder owning category A shares exercised on its own account or on behalf of another shareholder shall not be cast in the event that they exceed 5% of the total votes corresponding to the total share capital.

4.	For the purpose of this Article, votes of category A shares shall be treated as cast by the same shareholder whenever so considered under the terms of Article 20, paragraph 1 of the Securities Code, or any provision that modifies or replaces it.

5.	In the event that the limitation on the cast of votes provided for in the foregoing paragraphs affects several shareholders, the mentioned limitation shall apply proportionately to the ordinary shares held by each one.

6.	Shareholders may exercise their voting rights by correspondence in relation to each item of the agenda, by letter bearing an identical signature to the one on the Identity Card, addressed to the chairman of the general shareholders’ meeting board and sent by registered mail with acknowledgement of receipt to the registered office of the company, at least five business days in advance of the date of the meeting, unless a longer period is set in the convening announcement. A readable copy of the Identity Card of the subscriber of the letter shall also be sent.

7.	The holders of rights representing shares under ADR programs may give instructions to the respective depositary bank for the exercise of voting rights or grant a proxy to a representative designated by EDP for this purpose, subject to compliance with the applicable provisions of the law or of these articles of association; the deposit agreement must set forth the dates and means for the exercise of the voting instructions or lack of instructions.

8.	Shareholders may only attend the general shareholders’ meetings if they are holders of shares on, at least, the fifth business day prior to the date of the meeting and provided that they maintain such status until that date.

9.	The proof of ownership of shares is demonstrated by sending to the chairman of the general shareholders’ meeting board, at least five business days before the date of the meeting, a declaration issued and authenticated by the financial intermediary to which the task of registering the shares in an account has been entrusted. This declaration must state that the relevant shares are registered in the respective account on, at least, the fifth business day prior to the date of the meeting, and that such shares have been blocked in the account until the date on which said general shareholders’ meeting is to take place.

10.	The limitation on the cast of votes contained in paragraph 3 of this Article applies to all resolutions, including to those for which the law or these articles of association require a qualified majority calculated over the company’s capital.

11.	Shareholders may be represented by persons with full legal capacity appointed for that purpose. The respective notification of such representation must be made to the chairman of the general shareholders’ meeting board by 17:00 hours of the second day before the date scheduled for the general shareholders’ meeting.

Article 15

1.	Shareholders who, under the terms of Article 20, paragraph 1 of the Securities Code or any provision that replaces or modifies it, become the holders of, or to whom has been ascribed, a stake equal to or higher than 5% of the voting rights or of the share capital must communicate this fact to the executive board of directors within the five business days following the date of such event, and shall not be able to exercise the respective voting rights until this communication is made.

2.	In accordance with the foregoing paragraph and paragraphs 3 and 4 of Article 14, shareholders have the duty to provide to the executive board of directors, in writing and in a complete, objective, clear and truthful manner, and in a way satisfactory to such body, all the information requested by it about facts relating to them and which refer to the provisions of Article 20, paragraph 1 of the Securities Code or any legal provision that replaces or modifies it.

3.	Non-compliance with the provisions of the foregoing paragraph prohibits the exercise of the voting rights corresponding to the shares held by the defaulting shareholder.

Section III

Executive board of directors

Article 16

1.	The executive board of directors is composed of a number of members set by the general shareholders’ meeting that elects them.

2.	The number of members set in accordance with the foregoing paragraph shall be between a minimum of five and a maximum of seven.

3.	The chairman of the executive board of directors is appointed by the general shareholders’ meeting from amongst the elected directors, and has a casting vote.

4.	In the case of absence or temporary impairment of the chairman of the executive board of directors, the vice-chairman of the executive board of directors, should he exist, shall have a casting vote.

Article 17

1.	The executive board of directors is responsible for:

a)	setting the objectives and management policies of the company and the group;

b)	preparing the annual operating and financial plans;

c)	managing the company’s business affairs and performing all the acts and operations relating to the corporate purpose that do not fall within the duties attributed to other bodies of the company;

d)	representing the company in or out of court, as plaintiff or defendant, in which capacity it may discontinue, reach a compromise or accept liability in any legal proceedings, and execute arbitration agreements;

e)	acquiring, selling or by any manner transferring or creating encumbrances over rights or real estate assets;

f)	incorporating companies and subscribing for, acquiring, creating encumbrances over and transferring stakes;

g)	adopting resolutions regarding the issuance of bonds and other securities in accordance with the law and these articles of association, in compliance with the annual quantitative limits set by the general and supervisory board;

h)	establishing the technical and administrative organization of the company and the standards for internal operation, notably concerning personnel and their remuneration;

i)	granting powers of attorney, as deemed appropriate, including those of sub-delegation;

j)	appointing the company’s secretary and respective substitute;

l)	engaging the external auditor nominated by the general and supervisory board in accordance with Article 22, paragraph 1 q) of these articles of association and removing him from such office upon indication from the general and supervisory board;

m)	performing any other duties conferred on it by law or by the general shareholders’ meeting;

n)	establishing a specific regulation that sets out the rules for its internal operation.

2.	The approval of the strategic plan of the company and the execution of the following operations by the company or by a company controlled by it are subject to previous receipt of a favorable opinion from the general and supervisory board:

a)	purchases and transfers of assets, rights and stakes with a significant economic value;

b)	execution of financial agreements with a significant value;

c)	opening and closing of establishments or important parts of establishments and important expansions or reductions of activity;

d)	other businesses or operations with a significant economic or strategic value;

e)	setting up or terminating strategic partnerships or any other forms of enduring cooperation;

f)	merger, demerger or transformation plans;

g)	amendments to the articles of association, including moving the registered office and increasing the share capital, when the initiative is conferred on the executive board of directors.

Article 18

1.	In particular, it is the responsibility of the chairman of the executive board of directors to:

a)	represent the executive board of directors;

b)	coordinate the activity of the board and to convene and preside over the respective meetings;

c)	to oversee the proper execution of the board’s resolutions.

2.	The chairman of the executive board of directors has the right to attend the meetings of the general and supervisory board whenever he deems appropriate, except when resolutions in relation to the matters set forth in Article 22, paragraph 1 o) of these articles of association are involved and, generally, in any situations involving conflict of interests.

Article 19

1.	The company shall be bound before third parties:

a)	by the signature of two directors;

b)	by the signature of one of the directors, within the limits of the powers delegated by the board;

c)	by the signature of those holding powers of attorney, with regard to the acts or categories of acts specified in the corresponding powers of attorney.

2.	The executive board of directors can resolve that certain company documents be signed by means of mechanical processes or by rubber stamp.

Article 20

1.	The executive board of directors will fix the frequency of its ordinary meetings; however, it is mandatory that it meet bi-monthly and that it meet in extraordinary session whenever so convened by its chairman, by two directors or at the request of the general and supervisory board.

2.	The executive board of directors may not pass resolutions without the presence of the majority of its members.

3.	Without prejudice to the provision of the foregoing paragraph and provided that at the beginning of each meeting the following means of communication is approved by a majority of two-thirds of the participants, directors may be present or intervene in meetings of the executive board of directors through telecommunication means that ensure real-time transmission and simultaneous receipt of voice, or voice and image.

4.	No director is allowed to represent more than one other director at each meeting.

5.	The members of the executive board of directors who cannot be present at a meeting may, in the case of a resolution that the chairman considers to be urgent, express their vote by way of letter addressed to him.

Section IV

General and supervisory board

Article 21

1.	The general and supervisory board is composed of a number of members not lower than nine, but always higher than the number of directors, including those referred to in the following paragraphs, elected for a term of office of three years.

2.	The chairman of the general shareholders’ meeting board is inherently a member of the general and supervisory board.

3.	Shareholders or groups of shareholders owning shares that represent a minimum of 10% and a maximum of 20% of the company’s capital may subscribe to lists for the separate election of a member of the general and supervisory board, in which case the following rules shall apply:

a)	each list must propose at least two eligible persons for each position to be filled;

b)	the same shareholder cannot subscribe to more than one list;

c)	if in the separate election, there are lists presented by more than one shareholder or group of shareholders, the voting shall be made in relation to all of these lists;

d)	if there is a proposal for the election of a separate member under the terms of the foregoing subparagraphs, such election shall precede the other directors’ election.

4.	The majority of the elected members of the general and supervisory board must be independent and must also meet the remaining requirements, notably concerning academic training and competence, set forth in legal or regulatory provisions applicable, at each relevant moment, to EDP.

5.	The chairman of the general and supervisory board shall, in the case of a request from the chairman of the executive board of directors for such purpose, set the parameters to measure the economic or strategic value of operations that should submitted to its opinion under the terms of Article 17, paragraph 2.

6.	The chairman of the general and supervisory board represents the general and supervisory board, coordinates its activities, convenes and presides over the respective meetings and oversees the correct execution of its resolutions.

7.	In his absence or impairment, the chairman of the general and supervisory board shall be replaced by the respective vice-chairman, should he exist, or, in his absence, by whomever is designated by the general shareholders’ meeting or, subject to ratification at the immediately following general shareholders’ meeting, by the general and supervisory board.

8.	The chairman of the general and supervisory board or, in his absence or impairment, a member delegated by this body appointed for the purpose may, whenever he deems convenient and without voting right, attend the meetings of the executive board of directors and participate in the discussion of matters to be submitted to the general and supervisory board.

Article 22

1.	In addition to that provided in law, the general and supervisory board of directors has, in particular, the responsibility to:

a)	oversee on a permanent basis the activity of the management of the company and controlled companies and to, in such respect, advise and assist the executive board of directors, notably in relation to strategy, achievement of goals and compliance with the applicable legal rules;

b)	deliver its opinion about the management report and annual accounts;

c)	oversee on a permanent basis the activity of the statutory auditor and of the external auditor and, concerning the first, to issue a pronouncement on its respective election or appointment, its removal and its independence conditions and other relations with the company;

d)	oversee on a permanent basis and evaluate the internal procedures relating to accounting and auditing matters, as well as the efficacy of the risk management system, the internal control system and the internal audit system, including the receipt and processing of related complaints and queries, whether or not originating from employees;

e)	propose the removal of any member of the executive board of directors to the general shareholders’ meeting;

f)	monitor the definition of criteria and necessary competences in the structures and internal bodies of the company or the group to be complied with and their consequences in the respective composition, as well as to prepare plans of succession;

g)	provide for, in accordance with the law, the replacement of the members of the executive board of directors in the event of absence or temporary impairment;

h)	issue, at its own initiative or when requested by the chairman of the executive board of directors, its opinion about the annual vote of confidence in directors referred to in Article 455 of the Companies Code;

i)	monitor and assess matters relating to corporate governance, sustainability, internal codes of ethics and their compliance, evaluate and resolve conflicts of interests systems, including in respect of the company’s relations with shareholders, and to deliver opinions on these matters;

j)	obtain financial or other resources which it reasonably believes are necessary for its activity and to request from the executive board of directors the adoption of measures or corrections that it considers appropriate, being allowed to use the means required for its own independent advisory, if necessary;

l)	receive periodic information from the executive board of directors about significant commercial relations between the company or controlled companies and shareholders with a qualified stake and related persons;

m)	appoint the remuneration committee and the audit committee;

n)	represent the company in its relations with the directors;

o)	supervise the activities of the executive board of directors;

p)	monitor compliance with the law and the articles of association;

q)	select and replace the company’s external auditor, giving the executive board of directors instructions to engage and remove it;

r)	monitor, when it deems appropriate and through the means considered appropriate, the correctness of the books, the account registers and supporting documents, as well as the status of any assets or values held by the company;

s)	supervise the preparation and release of financial information;

t)	convene the general shareholders’ meeting when it deems appropriate;

u)	approve its internal regulation, which shall including rules regarding the relations between the corporate bodies and organs.

2.	The general and supervisory board shall deliver a favorable opinion in relation to the subjects referred to in Article 17, paragraph 2 of these articles of association.

Article 23

1.	The general and supervisory board may create specialized or monitoring committees, in addition to those envisaged in the law, notably in the area of corporate governance and sustainability.

2.	The general and supervisory board shall delegate in an audit committee, consisting of at least three independent members with suitable qualifications and experience, the competences provided for in Article 22, paragraph 1 b) to d), r) and s) of these articles of association, in addition to others set forth in law.

3.	The chairman of the general and supervisory board shall preside over the audit committee in the event he is an independent member.

Article 24

The general and supervisory board shall meet in ordinary session at least once every quarter and in extraordinary session whenever convened by its chairman, at his own initiative or at the request of any of its members, the executive board of directors or the respective chairman.

Section V

Statutory auditor

Article 25

The company shall have a statutory auditor with the powers and duties set forth in the law.

Section VI

Company secretary

Article 26

1.	The company shall have a secretary as well as a substitute secretary, both appointed by the executive board of directors, with the functions set forth in the law for the company secretary.

2.	Without prejudice to the possibility of his re-appointment, the functions of the secretary cease with the term of office of the executive board of directors that appointed him.

Section VII

Remuneration committee

Article 27

1.	Without prejudice to the provisions of Article 11, paragraph 2 d) in respect of the other corporate bodies, the remuneration of the directors, as well as any complementary benefits, notably complementary retirement or disability pensions, are set by a committee appointed by the general and supervisory board. The majority of the members of such committee shall be independent.

2.	The remuneration committee shall submit to the annual general shareholders’ meeting, for consultation purposes, a statement of the policy regarding remuneration of the members of the executive board of directors approved by it, at least in the years in which such policy is set forth or modified.

Section VIII

Environment and sustainability board

Article 28

1.	An environment and sustainability board shall be constituted with purely advisory functions and dependent on the executive board of directors. It shall be responsible, at the request of the executive board of directors, for advising and supporting it in the formulation of the corporate strategy for the environment and sustainability.

2.	The environment and sustainability board shall consist of five persons of acknowledged qualification in the area of environment protection and sustainability, who shall be elected at the general shareholders’ meeting pursuant to a proposal from the executive board of directors.

Chapter IV

Term of office of the corporate bodies

Article 29

1.	The members of the general shareholders’ meeting board, the executive board of directors, the general and supervisory board, the environment and sustainability board, the remuneration committee and the statutory auditor shall be elected every three years, and their re-election shall be permitted, one or more times, for the referred offices, subject to the limits imposed by law.

2.	The members of the corporate bodies shall exercise their term of office until the newly elected members begin the performance of their respective offices, without prejudice to the legal provisions applicable to their renouncement or temporary or permanent impairment during the term of office.

Chapter V

Allocation of annual results

Article 30

1.	The profits of the year, calculated in accordance with the law, shall be allocated as follows:

a)	to cover the losses of previous years;

b)	to constitute or reinforce the legal reserve and other reserves prescribed by law;

c)	to constitute or reinforce other reserves created by the general shareholders’ meeting;

d)	to be distributed as dividends to shareholders;

e)	to pay bonuses to the directors and employees, by way of a share in the profits, according to criteria to be defined by the general shareholders’ meeting;

f)	to grant to the EDP Foundation an amount for patronage initiatives of recognized merit in accordance with the program to be submitted to the general and supervisory board within the context of EDP Group’s policy of corporate citizenship and sustainable development, up to an amount corresponding to 0.1% of the consolidated turnover;

g)	other purposes by resolution of the general shareholders’ meeting.

2.	Payments in advance of profits may be made to shareholders during the course of the year upon a proposal from the executive board of directors and a favorable opinion from the general and supervisory board, up to the maximum permitted by law.

Chapter VI

Winding up and liquidation

Article 31

1.	The company shall be wound up when there exists legal cause.

2.	The liquidation shall be conducted in accordance with the terms of the law and the resolutions of the general shareholders’ meeting.

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